EXHIBIT 99.1

Global Blood Therapeutics Reports Recent Business Progress and Provides Second Quarter 2016 Financial Results

SOUTH SAN FRANCISCO, Calif., Aug. 10, 2016 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT), a biopharmaceutical company developing novel therapeutics for the treatment of grievous blood-based disorders with significant unmet need, today reported business progress and financial results for the second quarter ended June 30, 2016.

“We made important progress across our GBT440 development programs and strengthened our balance sheet with the completion of our financing in the second quarter,” said Ted W. Love, M.D., president and chief executive officer of GBT. “Data presented at the European Hematology Association Congress (EHA) further demonstrated a favorable safety profile and durability of GBT440 for the potential treatment of sickle cell disease (SCD) and we look forward to providing an update on our SCD development plans later this year. Additionally, we are pleased to have initiated our Phase 2a clinical studies for GBT440 in adolescents with SCD and in adults with idiopathic pulmonary fibrosis (IPF) and plan to announce clinical data in 2017 for both programs.”

Recent Business Progress

Sickle Cell Disease

  Presented new clinical data that continue to support the safety and efficacy profile of GBT440 as a potentially disease-modifying therapy for SCD at EHA in June. Results included 90-day data from a cohort of patients in the ongoing Phase 1/2 GBT440-001 study who were taking 700 mg/day of GBT440 and 28-day results from three dosing cohorts of GBT440. Data demonstrated that all SCD patients dosed with GBT440 have shown a positive hematologic response. Additionally, the Company presented pharmacokinetics (PK) and pharmacodynamics (PD) data that support the mechanism of action and pharmacodynamic effect of GBT440 and the potential for once daily dosing.
  Initiated a Phase 2a clinical study of GBT440 in adolescents with SCD. This is an open-label, single and multiple dose study that is evaluating the safety, tolerability, pharmacokinetics and exploratory treatment effect of GBT440 in adolescents age 12 to 17 years with SCD.
  Announced publication of preclinical GBT440 results that support the ongoing SCD program in the July 5, 2016 online edition of the British Journal of Haematology.
  Published a summary of the GBT440 clinical data results presented at the 2016 EHA Congress in the July 2016 edition of the European Medical Journal, http://viewer.zmags.com/publication/596c0327#/596c0327/69.
  Received acceptance of an oral presentation at the upcoming 44th Annual Sickle Cell Disease Association of America (SCDAA) Convention, which will be held on September 27-October 1 in Baltimore, Md. The presentation will highlight GBT440 data previously presented at the 2016 EHA Congress.
    Abstract Number: 166
    Title: “GBT440, A Novel HBS Polymerization Inhibitor, Increases HB Oxygen Affinity and Results in a Rapid Improvement in Hemolysis and Anemia”
    Date: Friday, September 30
    Time: 3:45 – 4:00 pm Eastern Time

Hypoxemic Pulmonary Disorders

  Initiated a Phase 2a clinical study of GBT440 in adults with idiopathic pulmonary fibrosis (IPF) and hypoxemia. GBT440-006 is a randomized, double-blind, placebo-controlled study of GBT440, evaluating the safety, tolerability, pharmacokinetics and effect on hypoxemia in patients with IPF.

Corporate

  Raised $112.3 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from an underwritten public offering of 6,400,000 shares of common stock.  We raised an additional $4.7 million in July 2016 from the exercise by the underwriters of their option to purchase an additional 267,228 shares.

Summary Financial Results for the Quarter Ended June 30, 2016

Cash and cash equivalents totaled $231.9 million at June 30, 2016 compared with $148.5 million at December 31, 2015.

Net loss and comprehensive loss for the quarter ended June 30, 2016 was $17.7 million compared with $8.6 million for the same period in 2015. Basic and diluted net loss per share attributable to common stockholders for the quarter ended June 30, 2016 was $0.58 compared with $4.84 for the same period in 2015.

Research and development (R&D) expenses for the quarter ended June 30, 2016 were $13.3 million compared with $7.1 million for the same period in 2015. The increase in R&D expenses is primarily attributable to increased expenses related to the Company’s development of GBT440 for the treatment of SCD and to the ongoing pre-clinical and clinical studies for the treatment of hypoxemic pulmonary disorders and hereditary angioedema. Total R&D non-cash stock compensation expense incurred in the quarter ended June 30, 2016 was $0.5 million, compared to $0.4 million for the same period in 2015.

General and administrative (G&A) expenses for the quarter ended June 30, 2016 were $4.5 million compared with $1.5 million for the same period in 2015. The increase in G&A expenses is primarily attributable to increased employee-related costs associated with the hiring of additional business personnel and additional professional and consulting services due to our transition from a private to a public company. Total G&A non-cash stock compensation expense incurred in the quarter ended June 30, 2016 was $1.0 million, compared to $100,000 for the same period in 2015.

About Global Blood Therapeutics

Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease (SCD) and is currently evaluating GBT440 in a Phase 1/2 study in both healthy subjects and adults with SCD and a Phase 2a study in adolescents with SCD. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in an ongoing Phase 2a study in patients with idiopathic pulmonary fibrosis (IPF). In addition to GBT440, GBT is engaged in research and development activities with an oral kallikrein inhibitor for the prevention of hereditary angioedema (HAE) attacks. To learn more, please visit: www.globalbloodtx.com.

Forward-Looking Statements

Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440, our ability to implement our clinical development plans for GBT440, the timing of, and our ability to generate data from, our Phase 2a clinical trials of GBT440 in adolescents with SCD and in adults with IPF, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL BLOOD THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$13,286	$7,082	$25,701	$13,151
General and administrative	4,520	1,506	8,822	2,804
Related party expenses	—	12	—	65
Total operating expenses	17,806	8,600	34,523	16,020
Loss from operations	(17,806)	(8,600)	(34,523)	(16,020)
Interest income	131	6	248	9
Net loss and comprehensive loss	$(17,675)	$(8,594)	$(34,275)	$(16,011)
Net loss attributable to common stockholders	$(17,675)	$(10,747)	$(34,275)	$(19,404)
Net loss per share attributable to common stockholders, basic and diluted	$(0.58)	$(4.84)	$(1.15)	$(9.08)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	30,381,948	2,218,746	29,911,678	2,136,268

GLOBAL BLOOD THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$231,910	$148,502
Prepaid expenses and other current assets	2,190	2,318
Total current assets	234,100	150,820
Other assets	2,702	2,254
Total assets	$236,802	$153,074
Liabilities and Stockholders’ Equity
Current liabilities	$13,163	$10,723
Other noncurrent liabilities	1,232	1,556
Total liabilities	14,395	12,279
Total stockholders’ equity	222,407	140,795
Total liabilities and stockholders’ equity	$236,802	$153,074

Contact Information:
Myesha Edwards (investors)
Global Blood Therapeutics
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
BrewLife
415-946-1087
media@globalbloodtx.com